Exhibit 10.2

PERFORMANCE SHARE AGREEMENT (EMPLOYEE)
Pursuant to the JLG Industries, Inc.
Long Term Incentive Plan

     THIS AGREEMENT made as of this ___day of ___, 20___, by and between JLG Industries, Inc., a Pennsylvania corporation (the “Company”) and ___(“Grantee”).

     WITNESSETH, that:

     WHEREAS, the Company has duly adopted the JLG Industries, Inc. Long Term Incentive Plan, a copy of which as presently in effect is on file with the Company (the “Plan”); and

     WHEREAS, the Committee, pursuant to authority vested in it by the Board of Directors and by the Plan, has approved the granting to the Grantee of an award of Performance Shares (the “Award”), upon the terms and subject to the conditions hereinafter set forth, and the Company desires by this instrument to grant said Award and to specify the terms and conditions thereof.

     NOW, THEREFORE, it is hereby covenanted and agreed by and between the Company and the Grantee as follows (capitalized terms used but not defined herein shall have the same meanings as set forth in the Plan):

     Section 1. Grant of Award. Pursuant to the Plan, the Company hereby awards to the Grantee a maximum number of [insert maximum units payable] Performance Share units (“PSUs”). The number of PSUs payable under this Award shall be determined based on the criteria set forth in Section 3 and 4 below. Payment of PSUs earned, if any, under this Award shall be paid in accordance with Section 5 below.

     Section 2. Transfer Restrictions. The right to receive payment of PSUs under this Award shall not be sold, assigned, conveyed, transferred, pledged, hypothecated or otherwise disposed of, voluntarily or involuntarily, by the Grantee other than pursuant to the terms of this Agreement.

     Section 3. PSUs Payable.

     (a) The number of PSUs payable under this Award shall be based on the attainment of the performance goals set forth in this Section 3 and on Schedule I attached hereto. The performance period over which the performance goals shall be measured is [insert performance period, e.g., the three consecutive fiscal years of the Company ending on ___] (the “Performance Period”)

     (b) The performance goals shall be based on achievement of the performance metrics over the Performance Period as set forth on Schedule I attached hereto.

     Section 4. Vesting of Award; Change in Control. [Delete subsection (b) and/or (c) and lead-in language to subsection (a) if early vesting will not be provided for death, disability and retirement and/or change in control]

     (a) Except as provided in subsection (b) or (c), the PSUs payable under Section 3 shall be forfeited and shall not be paid unless the Grantee remains continuously employed with the Company throughout the Performance Period.

     (b) Notwithstanding subsection (a), if, during the Performance Period, the Grantee first terminates employment with the Company because of the Grantee’s death, Disability, or retirement (but only if the Grantee provides the Company with at least 60 days written notice of such retirement), then the Grantee shall, at the end of the Performance Period, be paid an amount of PSUs equal to the amount the Grantee would have received if the Grantee had remained continuously employed through the end of the Performance Period, multiplied by a fraction, the numerator of which is the full number of months during the Performance Period that the Grantee was actively employed by the Company, and denominator of which is [insert number of months in Performance Period]. For this purpose, the Grantee shall be deemed to have retired if the Grantee terminates employment with the Company after becoming eligible for normal or early retirement under the JLG Industries, Inc. Employees’ Retirement Savings Plan.

     (c) Notwithstanding subsection (a) and the performance criteria set forth on Schedule I, if a Change in Control occurs during the Performance Period, the performance goals set forth on Schedule I shall be deemed to have been satisfied at the maximum level, and the Grantee shall receive the maximum number of PSUs payable as set forth on Schedule I.

     Section 5. Payment of PSUs.

     (a) Payment of PSUs payable under Section 3 shall be made by issuance and delivery to the Grantee of one Share for each PSU payable.

     (b) Except as provided in subsection (c), Shares to be delivered to the Grantee shall be delivered as soon as practical after the Committee has certified in writing that the PSUs are payable; provided, however, that to the extent necessary to ensure compliance with Code Section 409A, the date of payment shall be a specified date after the end of Performance Period set forth in the Plan or in an amendment to this Award.

     (c) If payment is trigged under Section 4(c) because of a Change in Control, then the Shares will be delivered to the Grantee as soon as practical after such Change in Control; provided, however, that if the Grantee is an “officer” of the Company (as such term is defined in Rule 16a-1(f) promulgated by the U.S. Securities and Exchange Commission) as of or within six months prior to such Change in Control, and such Change in Control shall occur prior to the expiration of six months after the date of this Agreement, payment of the Shares shall be postponed until expiration of such six-month period.

     Section 6. Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver Shares or deliver certificates evidencing the Shares shall be subject to the Company’s determination that such issuance or delivery will be in compliance with all applicable laws, rules and regulations and the Company shall have obtained all necessary approvals required by any governmental agencies, the New York Stock Exchange or other national securities exchanges to effect the registration or listing of the Shares.

     Section 7. Withholding Taxes. The Company shall have the right to require the Grantee to remit to the Company, or to withhold from other amounts payable to the Grantee, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements.

     Section 8. Captions. The description of headings of the sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     Section 9. Rights as Shareholder.

     (a) The Grantee shall have no rights of a shareholder with respect to any Shares covered by the PSUs until the date of issuance of Shares.

[use the following section (b) if no adjustment will be made for dividends]

     (b) No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of issuance, except as provided in Section 10 below.

[use the following section (b) if adjustment will be made for dividends]

     (b) If a dividend is paid on Shares prior to the issuance of Shares pursuant to this Award, the number of PSUs listed on Schedule I shall be adjusted upward to reflect such dividend, using the Fair Market Value of Company Shares on the date such dividends are paid to Company stockholders; provided however, that the PSUs, as adjusted, shall continue to be subject to the requirements for payment set forth in Sections 3 and 4(c) and shall not be paid until the time specified by Section 5.

     Section 10. Effect of Certain Transactions. The effects on the terms of any Share evidenced hereby and on the rights and obligations of the Grantee and Company hereunder of a merger, consolidation, reorganization, recapitalization or otherwise, or any dividend on the Shares, payable in Shares, or stock split or combination of Shares, shall be determined in the manner provided in Sections 22 and 23 of the Plan.

     Section 11. No Effect on Employment. Nothing contained in this Agreement shall confer upon the Grantee any right to remain an employee of the Company. Nothing contained in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any Subsidiary to terminate the Grantee’s employment at any time.

     Section 12. Notices. Any notice to be given hereunder by the Grantee shall be either hand delivered to the office of the General Counsel of the Company, sent by facsimile transmission to the attention of the General Counsel of the Company at (240) 313-1807, or sent by mail or overnight delivery service addressed to the Company for the attention of the General Counsel of the Company, and any notice by the Company to the Grantee shall be hand delivered to the Grantee or sent by mail or overnight delivery service addressed to the Grantee at the address shown on the signature page hereof. Either party may, by notice given to the other in accordance with the provisions of this Section, change the address to which subsequent notices shall be sent.

     Section 13. Plan Controls. The right to receive PSUs evidenced hereby has been awarded pursuant to the Plan, and the Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The rights evidenced hereby are subject to all other terms and provisions of the Plan, which are hereby incorporated into this Agreement by reference. Subject to certain limitations set forth in Section 24 of the Plan, the Board of Directors may at any time terminate, suspend, or modify the Plan, which such actions shall be binding upon the Grantee. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall be determinative. This Award and the Plan are intended to, and shall comply with the requirements of, and shall be operated, administered, and interpreted in accordance with, a good faith interpretation of Code Section 409A and Section 885 of the American Jobs Creation Act of 2004 (the “AJCA”) to the extent applicable. If any provision of this Award is inconsistent with the restrictions imposed by Code Section 409A or the AJCA, that provision shall be deemed to be amended to the extent necessary to bring it into compliance with Code Section 409A and the AJCA.

     Section 14. Governing Law. This Agreement shall be governed by the laws of Pennsylvania without regard to conflicts of laws, except to the extent that such laws may be superseded by any federal law.

     Section 15. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, JLG Industries, Inc. has caused this Agreement to be executed in its corporate name and the Grantee has executed the same in evidence of the Grantee’s acceptance hereof upon the terms and conditions herein set forth, as of the day and year first above written.

JLG INDUSTRIES, INC.
By:

Authorized Officer

GRANTEE:
Grantee
Address of Grantee:

(tel):
(fax):

SCHEDULE I

[Set forth target(s) and criteria based on Performance Period set forth in Section 3(a). If target(s) will provide for partial payment of PSUs for partial achievement of target(s), set forth here. Plan’s allowed performance criteria: (i) increase in net sales; (ii) pretax income before allocation of corporate overhead and/or bonus; (iii) budget; (iv) earnings per share; (v) net income; (vi) attainment of division, group or corporate financial goals; (vii) return on stockholders’ equity; (viii) return on assets; (ix) attainment of strategic and operational initiatives; (x) appreciation in or maintenance of the price of the common stock or any other publicly-traded securities of the Company; (xi) increase in market share; (xii) gross profits; (xiii) earnings before interest and taxes; (xiv) earnings before interest, taxes, depreciation and amortization; (xv) economic value-added models; (xvi) comparisons with various stock market indices; (xvii) comparisons with performance metrics of peer companies; or (xviii) reductions in costs.]